UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 15, 2005
(Date of Earliest Event Reported: November 1, 2005)
Colorado Interstate Gas Company
(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 420-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This amendment provides additional financial statement information on Item 9.01 of our Current Report to our Form 8-K filed on November 1, 2005 related to our acquisition of Wyoming Interstate Company, Ltd.

Item 9.01	Financial Statements and Exhibits

Unaudited pro forma statements.
      The following unaudited pro forma combined condensed financial statements reflect the combination of the historical consolidated balance sheet and income statements of Colorado Interstate Gas Company (“CIG”) and Wyoming Interstate Company, Ltd. (“WIC”):

Colorado Interstate Gas Company Unaudited Pro Forma Combined Condensed Income Statements	2
Colorado Interstate Gas Company Unaudited Pro Forma Combined Condensed Balance Sheet	5
Notes to Unaudited Pro Forma Combined Condensed Financial Statements	6

Financial statements of WIC.

Wyoming Interstate Company, Ltd. interim financial statements as of September 30, 2005 and for the nine month periods ended September 30, 2005 and 2004 and related notes to the financial statements (Unaudited)	7
Report of Independent Registered Public Accounting Firm	12
Wyoming Interstate Company, Ltd. financial statements as of the years ended December 31, 2004 and 2003 and for the three years ended December 31, 2004 and related notes to the financial statements	13

COLORADO INTERSTATE GAS COMPANY
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
      These unaudited pro forma financial statements have been prepared to reflect two transactions; the acquisition of WIC by CIG and pro forma adjustments for transactions that occurred contemporaneously with the acquisition. The acquisition of WIC by CIG was a transaction between entities under common control. As such, CIG has recorded the assets and liabilities of WIC at their historical carrying value at the date of acquisition. In addition, the historical financial statements of CIG will be adjusted for all periods to reflect this acquisition as though CIG had always owned WIC. As a result, the unaudited pro forma financial statements present the combined financial statements of CIG and WIC for all periods presented, including a balance sheet as of September 30, 2005 and income statements for the nine months ended September 30, 2005 and 2004, and for the years ended December 31, 2004, 2003 and 2002. The pro forma adjustments, which were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X have been applied to the combined financial statements as of and for the nine months ended September 30, 2005 and for the year ended December 31, 2004. The balance sheet reflects the merger and the pro forma adjustments as though they occurred on the balance sheet date, while the income statements reflect the merger and, as applicable the pro forma adjustments as through they occurred on January 1 of the period presented.
      The pro forma balance sheet and income statement of CIG as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004, were derived from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The income statements of CIG for each of the three years ended December 31, 2004 were derived from our 2004 Annual Report on Form 10-K. The historical financial statements of WIC were derived from the financial statements included in this Current Report on Form 8-K/A.
      As discussed above, these pro forma financial statements were prepared under rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X. You should not assume that these pro forma financial statements are indicative of future results or the results we would have achieved had the transactions occurred at the dates presented.
      You should read these pro forma financial statements in conjunction with the historical financial statements of CIG included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The pro forma adjustments we have made in these statements require us to use estimates and assumptions based on currently available information, which include estimates of income taxes (where we assumed an effective rate of approximately 37 percent for all periods). We believe our estimates and assumptions are reasonable, and that the significant effects of the transactions discussed above have been properly reflected in these pro forma financial statements. Actual results may differ from the estimates and assumptions used.

COLORADO INTERSTATE GAS COMPANY
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
(In millions)

	Nine Months Ended September 30, 2005

				CIG
	CIG	WIC		WIC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Combined	Adjustments		Combined

Operating revenues	$211	$61	$(7)	$265	$—		$265
Operating expenses
Operation and maintenance	107	22	(7)	122	—		122
Depreciation, depletion and amortization	23	9	—	32	—		32
Taxes, other than income taxes	10	2	—	12	—		12

	140	33	(7)	166	—		166
Operating income	71	28	—	99	—		99
Other income, net	4	—	—	4	—		4
Interest and debt expense	(20)	(1)	—	(21)	(20	)(a)	(40)
					1	(b)
Affiliated interest income (expense)	18	(1)	—	17	—		17

Income before income taxes	73	26	—	99	(19)		80
Income taxes	27	—	9	36	(7	)(c)	29

Income from continuing operations	$46	$26	$(9)	$63	$(12)		$51

	Nine Months Ended September 30, 2004

				CIG
	CIG	WIC		WIC
	Historical	Historical	Adjustments	Combined

Operating revenues	$204	$56	$(7)	$253
Operating expenses
Operation and maintenance	91	13	(7)	97
Depreciation, depletion and amortization	22	9	—	31
Taxes, other than income taxes	10	2	—	12

	123	24	(7)	140
Operating income	81	32	—	113
Other income, net	1	—	—	1
Interest and debt expense	(19)	(1)	—	(20)
Affiliated interest income (expense)	12	(1)	—	11

Income before income taxes	75	30	—	105
Income taxes	28	—	11	39

Income from continuing operations	$47	$30	$(11)	$66

See the accompanying notes to these unaudited pro forma combined condensed financial statements.

COLORADO INTERSTATE GAS COMPANY
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
(In millions)

	Year Ended December 31, 2004

				CIG
	CIG	WIC		WIC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Combined	Adjustments		Combined

Operating revenues	$284	$74	$(9)	$349	$—		$349
Operating expenses
Operation and maintenance	122	17	(9)	130	—		130
Depreciation, depletion and amortization	30	12	—	42	—		42
Taxes, other than income taxes	12	2	—	14	—		14

	164	31	(9)	186	—		186
Operating income	120	43	—	163	—		163
Other income, net	2	1	—	3	—		3
Interest and debt expense	(25)	(1)	—	(26)	(27	)(a)	(52)
					1	(b)
Affiliated interest income (expense)	15	(2)	—	13	—		13

Income before income taxes	112	41	—	153	(26)		127
Income taxes	39	—	15	54	(10	)(c)	44

Income from continuing operations	$73	$41	$(15)	$99	$(16)		$83

	Year Ended December 31, 2003

				CIG
	CIG	WIC		WIC
	Historical	Historical	Adjustments	Combined

Operating revenues	$279	$77	$(9)	$347
Operating expenses
Operation and maintenance	94	9	(9)	94
Depreciation, depletion and amortization	21	12	—	33
Gain on long-lived assets	(6)	—	—	(6)
Taxes, other than income taxes	11	2	—	13

	120	23	(9)	134
Operating income	159	54	—	213
Other income, net	22	3	—	25
Interest and debt expense	(24)	(2)	—	(26)
Affiliated interest income (expense)	10	(2)	—	8

Income before income taxes	167	53	—	220
Income taxes	64	—	19	83

Income from continuing operations	$103	$53	$(19)	$137

See the accompanying notes to these unaudited pro forma combined condensed financial statements.

COLORADO INTERSTATE GAS COMPANY
UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(In millions)

	Year Ended December 31, 2002

				CIG
	CIG	WIC		WIC
	Historical	Historical	Adjustments	Combined

Operating revenues	$256	$69	$(9)	$316
Operating expenses
Operation and maintenance	88	20	(9)	99
Depreciation, depletion and amortization	21	13	—	34
Gain on long-lived assets	(1)	—	—	(1)
Taxes, other than income taxes	7	2	—	9

	115	35	(9)	141
Operating income	141	34	—	175
Affiliated dividend income	14	—	—	14
Interest and debt expense	(23)	(3)	—	(26)
Affiliated interest income (expense)	4	(2)	—	2

Income before income taxes	136	29	—	165
Income taxes	45	—	10	55

Income from continuing operations	$91	$29	$(10)	$110

See the accompanying notes to these unaudited pro forma combined condensed financial statements.

COLORADO INTERSTATE GAS COMPANY
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(In millions)

	As of September 30, 2005

				CIG
	CIG	WIC		WIC	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Combined	Adjustments		Combined

ASSETS

Current assets
Cash and cash equivalents	$—	$—	$—	$—	$400	(a)	$—
					(400	)(a)
Accounts and notes receivable	259	39	(15)	320	(21	)(b)	87
			37		(212	)(d)
Other	23	4	(2)	30	—		30
			5

Total current assets	282	43	25	350	(233)		117

Property, plant and equipment, net	832	360	—	1,192	—		1,192
Other assets
Notes receivable from affiliate	450	—	—	450	400	(a)	850
Other	21	5	—	26	—		26

Total assets	$1,585	$408	$25	$2,018	$167		$2,185

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable	$40	$129	$(15)	$154	$—		$154
Current maturities of long-term debt	—	11	—	11	(11	)(b)	—
Other	78	1	(2)	100	—		100
			23

Total current liabilities	118	141	6	265	(11)		254

Long-term debt	300	10	—	310	400	(a)	700
					(10	)(b)

Other liabilities
Deferred income taxes	178	—	45	223	—		223
Other	11	17	2	30	—		30

	189	17	47	253	—		253
Commitments and contingencies
Stockholder’s equity
Common stock	—	—	—	—	—		—
Additional paid-in capital	47	—	—	47	—		47
Retained earnings	931	—	—	931	—		931
Partners’ capital	—	240	(28)	212	(212	)(d)	—

Total stockholder’s equity	978	240	(28)	1,190	(212)		978

Total liabilities and stockholder’s equity	$1,585	$408	$25	$2,018	$167		$2,185

See the accompanying notes to these unaudited pro forma combined condensed financial statements.

COLORADO INTERSTATE GAS COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
      The following is a discussion of the columns presented and the entries made to the unaudited pro forma financial statements.
CIG Historical
      This column represents the historical consolidated financial statements of CIG as presented in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.
WIC Historical
      This column represents the historical financial statements of WIC as presented in this Current Report on Form 8-K/A.
Adjustments
      This column represents the elimination of income and intercompany balances arising from transportation contracts between CIG and WIC. In addition, we have reflected the income tax provision and historical income tax balances assumed by CIG from the previous owners of WIC. The taxes assumed were based on an effective tax rate of 36 percent.
Pro forma Adjustments
      This column reflects additional adjustments to the combined historical financial information of CIG and WIC as follows:

a. To record the issuance of $400 million of senior notes by CIG and the increase in associated interest expense at a rate of 6.8%. Proceeds received by CIG will ultimately be used for general corporate purposes but in the interim were advanced to El Paso through its cash management program;

b. To record WIC’s repayment of a note payable and the related elimination of interest expense related to the note. The funds used to repay the note were received from El Paso as a repayment of amounts due to WIC under El Paso’s cash management program;

c. To record income taxes at an effective income tax rate of approximately 37 percent; and

d. To record the repayment of amounts due to CIG under El Paso’s cash management program for the purchase of WIC.

WYOMING INTERSTATE COMPANY, LTD.
CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS

Current assets
Cash and cash equivalents	$—	$—
Accounts and notes receivable
Trade, net of allowance of $2 in 2005 and 2004	11	10
Affiliates	28	2
Other	4	1

Total current assets	43	13

Property, plant and equipment, at cost
Natural gas pipeline	472	474
Construction work in progress	53	4

	525	478
Less accumulated depreciation	165	158

Total property, plant, and equipment, net	360	320

Other assets	5	6

Total assets	$408	$339

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts and notes payable
Trade	$18	$9
Affiliates	111	68
Current maturities of note payable	11	11
Current maturities of capital lease obligation	1	1

Total current liabilities	141	89

Note payable	10	18
Capital lease obligation	9	9
Contractual deposits	2	2
Other	6	6
Commitments and contingencies
Partners’ capital	240	215

Total liabilities and partners’ capital	$408	$339

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
CONDENSED STATEMENTS OF INCOME
(In millions)
(Unaudited)

	Nine Months
	Ended
	September 30,

	2005	2004

Operating revenues	$61	$56

Operating expenses
Operation and maintenance	22	13
Depreciation	9	9
Taxes, other than income taxes	2	2

	33	24

Operating income	28	32
Interest and debt expense	(1)	(1)
Affiliated interest expense	(1)	(1)

Net income	$26	$30

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months
	Ended
	September 30,

	2005	2004

Cash flows from operating activities
Net income	$26	$30
Adjustments to reconcile net income to net cash from operating activities
Depreciation	9	9
Net change in deferred charges and credits	2	5
Other	(1)	(1)
Asset and liability changes	33	—

Net cash provided by operating activities	69	43

Cash flows from investing activities
Additions to property, plant and equipment	(49)	(7)
Net change in affiliate advances receivable	(24)	—

Net cash used in investing activities	(73)	(7)

Cash flows from financing activities
Repayment of note payable	(8)	(8)
Net change in affiliate advances payable	13	(28)
Distribution of earnings	(1)	—

Net cash provided by (used in) financing activities	4	(36)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents
Beginning of period	—	—

End of period	$—	$—

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation
      Our audited 2004 financial statements for three years ended December 31, 2004 include a summary of our significant accounting policies and other disclosures and should be read in conjunction with these quarterly financial statements. The financial statements as of September 30, 2005, and for the nine months ended September 30, 2005 and 2004, are unaudited. The balance sheet as of December 31, 2004 is derived from the December 31, 2004 audited financial statements. Because this is an interim period presentation using a condensed format, these financial statements do not include all disclosures required by generally accepted accounting principles. In our opinion, we have made all adjustments, all of which are of a normal, recurring nature, to fairly present our interim period results. Information for interim periods may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our business.

Significant Accounting Policies
      Our significant accounting policies are consistent with those discussed in our 2004 audited financial statements.

New Accounting Pronouncements Issued But Not Yet Adopted
      As of September 30, 2005, there were several accounting standards and interpretations that had not yet been adopted by us. Below is a discussion of a significant standard that may impact us.
      Accounting for Pipeline Integrity Costs. In June 2005, the Federal Energy Regulatory Commission (FERC) issued an accounting release that will impact certain costs we incur related to our pipeline integrity programs. This release will require us to expense certain pipeline integrity costs incurred after January 1, 2006 instead of capitalizing them as part of our property, plant and equipment. Although we continue to evaluate the impact that this accounting release will have on our financial statements, we currently estimate that we will be required to expense an additional amount of pipeline integrity costs under the release of approximately $1 million annually.
2. Contingency

Enron Bankruptcy
      In December 2001, Enron Corp. and a number of its subsidiaries, including Enron North America Corp. and Enron Power Marketing, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Southern District of New York. Enron North America had transportation contracts on our system. The transportation contracts have now been rejected and we have filed a proof of claim in the amount of approximately $5 million, which included approximately $2 million for amounts due for services provided through the date the contracts were rejected and approximately $3 million for damage claims arising from the rejection of its transportation contracts. We established reserves for all amounts due from Enron through the date the contracts were rejected. Future revenue on these contracts will depend upon our ability to remarket the rejected capacity.

3.	Note Payable and Credit Facility

Note Payable
      We have a project financing note with a group of banks that matures in May 2007. The note has a variable interest rate based on three pricing options, (i) a Prime rate, (ii) a Federal Funds rate plus 1/2 of 1% or (iii) a Libor rate plus 0.875%. The weighted average interest rate was approximately 4.0% at September 30, 2005 and 2.3% at December 31, 2004. The borrowings are being repaid out of revenues from operations and the note is collateralized by service agreements with the firm transportation companies, including our affiliate Colorado Interstate Gas Company (CIG). We repaid approximately $8 million of principal during the first nine months of 2005 and 2004. On October 31, 2005, we repaid the outstanding principal and accrued interest on this note payable.

Credit Facility
      We are pledged as partial security for El Paso Corporation’s (El Paso) $3 billion revolving credit facility. We are not a designated borrower or liable for amounts under the $3 billion credit agreement; however, at September 30, 2005, El Paso had $2.8 billion outstanding under the credit agreement. On November 1, 2005, upon the sale of our partnership interests, we are no longer pledged as security under this revolving credit facility.

4.	Related Party Transactions
      Cash Management Program. We participate in El Paso’s cash management program which matches short-term cash surpluses and needs of its participating affiliates, thus minimizing total borrowing from outside sources. As of September 30, 2005 we had a cash pool receivable of $24 million and related settlement payables to associated companies of $77 million. As of December 31, 2004 we had cash pool and related settlement payables of $64 million. The market rates of interest at September 30, 2005 and December 31, 2004 were 4.9% and 2.0%. All amounts are payable upon demand.
      Affiliate Receivables and Payables. We had accounts receivable and gas imbalances from affiliates of approximately $4 million as of September 30, 2005 and $2 million as of December 31, 2004. In addition, we have accounts payable and gas imbalances to affiliates of $34 million and $4 million as of September 30, 2005 and December 31, 2004, respectively. These balances arose in the normal course of business as well as from natural gas imbalances, transportation deposits and capital projects.
      Affiliate Revenues and Expenses. Revenues related to the transportation of natural gas for affiliates were approximately $7 million and $8 million for the nine months ended September 30, 2005 and 2004.
      CIG allocates a portion of its general and administrative expenses to us. Included in CIG allocated expenses are a portion of El Paso general and administrative expenses and El Paso Natural Gas Company and Tennessee Gas Pipeline Company allocated payroll and other expenses. The allocation is based on reasonable contractual levels for the services provided, including operational, financial, accounting and administrative services. These services amounted to approximately $8 million as of September 30, 2005 and approximately $7 million as of September 30, 2004.
      We lease a compressor station from Wyco Development, LLC, an affiliate. We paid approximately $1 million for each of the nine month periods ending September 30, 2005 and 2004 under this lease.
      Other. On November 1, 2005, CIG, through its wholly-owned subsidiaries, acquired all of the outstanding partnership interests in us, pursuant to a Purchase and Sale Agreement with CIG Gas Supply Company and Wyoming Gas Supply Inc., each an indirect subsidiary of El Paso and an affiliate of CIG. CIG acquired the partnership interests in us for the book value of such interests equal to approximately $212 million as the transaction was between entities under common control.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Wyoming Interstate Company, Ltd.:
      In our opinion, the accompanying balance sheets and related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of Wyoming Interstate Company, Ltd. (the “Company”) at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      As discussed in Note 2, the Company re-applied the provisions of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, on December 31, 2003.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 26, 2005

WYOMING INTERSTATE COMPANY, LTD.
BALANCE SHEETS
(In millions)

	December 31,

	2004	2003

ASSETS
Current assets
Cash and cash equivalents	$—	$—
Accounts receivable
Trade, net of allowance of $2 in 2004 and 2003	10	8
Affiliates	2	2
Other	1	1

Total current assets	13	11

Property, plant and equipment, at cost
Natural gas pipeline	474	466
Construction work in progress	4	1

	478	467
Less accumulated depreciation	158	149

Total property, plant, and equipment, net	320	318

Other	6	6

Total assets	$339	$335

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts and notes payable
Trade	$9	$7
Affiliates	68	84
Current maturities of note payable	11	11
Current maturities of capital lease obligation	1	1

Total current liabilities	89	103

Note payable	18	30
Capital lease obligation	9	10
Contractual deposits	2	5
Other	6	—
Commitments and contingencies
Partners’ capital	215	187

Total liabilities and partners’ capital	$339	$335

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
STATEMENTS OF INCOME
(In millions)

	Year Ended
	December 31,

	2004	2003	2002

Operating revenues	$74	$77	$69

Operating expenses
Operation and maintenance	17	9	20
Depreciation	12	12	13
Taxes, other than income taxes	2	2	2

	31	23	35

Operating income	43	54	34
Other income	1	3	—
Interest and debt expense	(1)	(2)	(3)
Affiliated interest expense	(2)	(2)	(2)

Net income	$41	$53	$29

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended
	December 31,

	2004	2003	2002

Cash flows from operating activities
Net income	$41	$53	$29
Adjustments to reconcile net income to net cash from operating activities
Depreciation	12	12	13
Net change in deferred charges and credits	6	6	—
Re-application of SFAS No. 71	—	(3)	—
Other	(2)	3	1
Asset and liability changes
Accounts receivable	(2)	2	(6)
Accounts payable	3	(10)	(13)
Other asset and liability changes	(1)	(4)	8

Net cash provided by operating activities	57	59	32

Cash flows from investing activities
Additions to property, plant and equipment	(13)	(2)	(5)

Net cash used in investing activities	(13)	(2)	(5)

Cash flows from financing activities
Repayment of note payable	(11)	(11)	(11)
Net change in affiliate advances payable	(19)	(28)	(6)
Payments of obligation under capital lease	(1)	(1)	(1)
Distribution of earnings	(13)	(17)	(9)

Net cash used in financing activities	(44)	(57)	(27)

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents
Beginning of period	—	—	—

End of period	$—	$—	$—

Supplemental Cash Flow Information
Interest paid	$3	$4	$5

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
STATEMENTS OF PARTNERS’ CAPITAL
(In millions)

	Year Ended
	December 31,

	2004	2003	2002

CIG Gas Supply Company
Balance, beginning of year	$93	$75	$65
Net income	20	26	14
Distribution of income	(6)	(8)	(4)

Balance, end of year	$107	$93	$75

Wyoming Gas Supply, Inc.
Balance, beginning of year	$94	$76	$66
Net income	21	27	15
Distribution of income	(7)	(9)	(5)

Balance, end of year	$108	$94	$76

Total partners’ capital	$215	$187	$151

See accompanying notes.

WYOMING INTERSTATE COMPANY, LTD.
NOTES TO FINANCIAL STATEMENTS
1. Organization
      We are a Colorado limited partnership organized on November 2, 1981. The partnership consists of a general partner, CIG Gas Supply Company, owning a 50 percent interest, and a limited partner, Wyoming Gas Supply, Inc., owning a 50 percent interest (collectively, the Partners).
      Our pipeline system consists of approximately 600 miles of natural gas pipeline located primarily in Wyoming. The physical operation of the system is performed by an affiliate, Colorado Interstate Gas Company (CIG). As of December 31, 2004, the system has a total design capacity of approximately 1,997 MMcf per day. The system extends from western Wyoming and the Powder River Basin to various pipeline interconnections near Cheyenne, Wyoming.
2. Summary of Significant Accounting Policies

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosure in these financial statements. Actual results can, and often do, differ from those estimates.

Regulated Operations
      Our natural gas system and storage operations are subject to the jurisdiction of the FERC in accordance with the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978, and in 2003, we re-established the provisions of Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effect of Certain Types of Regulation. We perform an annual study to assess the ongoing applicability of SFAS No. 71. The accounting required by SFAS No. 71 differs from the accounting required for businesses that do not apply its provisions. Transactions that are generally recorded differently as a result of applying regulatory accounting requirements include capitalizing an equity return component on regulated capital projects, postretirement employee benefit plans, and other costs included in, or expected to be included in, future rates.
      As a result of re-establishing the principles of SFAS No. 71, we recorded other income of $3 million in our 2003 income statement associated with the tax gross-up of allowance for funds used during construction (AFUDC). See Note 4 for a detail of our regulatory assets and liabilities.

Cash and Cash Equivalents
      We consider short-term investments with an original maturity of less than three months to be cash equivalents.

Fair Value of Financial Instruments
      The carrying amounts of our cash and cash equivalents, notes payable, receivables and payables are representative of fair value due to the short-term nature of these instruments or due to the fact the interest rate approximates market rates.

Allowance for Doubtful Accounts
      We establish provisions for losses on accounts receivable and for natural gas imbalances due from shippers and operators if we determine that we will not collect all or part of an outstanding receivable balance. We regularly review collectibility and establish or adjust our allowance as necessary using the specific identification method.

Materials and Supplies
      We value materials and supplies at the lower of cost or market value with cost determined using the average cost method.

Natural Gas Imbalances
      Natural gas imbalances occur when the actual amount of natural gas delivered from or received by a pipeline system differs from the contractual amount of natural gas to be delivered or received. We value these imbalances due to or from shippers and operators at an actual or appropriate index price. Imbalances are settled in cash or made up in-kind, subject to the terms of settlement.
      Imbalances due from others are reported on our balance sheet as either accounts receivable from customers or accounts receivable from affiliates. Imbalances owed to others are reported on the balance sheet as either trade accounts payable or accounts payable to affiliates.

Property, Plant and Equipment
      Our property, plant and equipment is recorded at its original cost of construction or, upon acquisition, at either the fair value of the assets acquired or the cost to the entity that first placed the asset in service. For assets we construct, we capitalize direct costs, such as labor and materials and indirect costs, such as overhead and interest. We capitalize the major units of property replacements or improvements and expense minor items.
      We use the composite (group) method to depreciate regulated property, plant and equipment. Under this method, assets with similar lives and other characteristics are grouped and depreciated as one asset. We apply the depreciation rate approved in our tariff rates to the total cost of the group until its net book value equals its salvage value. We re-evaluate depreciation rates each time we file with the FERC for a change in our transportation service rates.
      When we retire property, plant and equipment, we charge accumulated depreciation and amortization for the original cost, plus the cost to remove, sell, or dispose, less its salvage value. We do not recognize a gain or loss unless we sell an entire operating unit. We include gains or losses on dispositions of operating units in income.
      We capitalize a carrying cost (an allowance for funds used during construction) on funds invested in our construction of long-lived assets. This carrying cost consists of a return on the investment financed by debt and a return on the investment financed by equity. The debt portion is calculated based on our average cost of debt. These amounts are included as a reduction to interest expense in our income statement. The equity portion is calculated using the most recent FERC approved equity rate of return. These amounts are included as other non-operating income on our income statement. Debt and equity amounts capitalized during the years ended December 31, 2004, 2003 and 2002 were immaterial. Capitalized carrying costs for debt and equity financed construction are reflected as an increase in the cost of the asset on our balance sheet.

Deferred Charges
      Deferred charges include debt issuance costs that are amortized using the straight-line method, which approximates the effective interest method, as part of interest expense over the term of the related debt. Deferred charges also include a prepayment related to a refund obligation to firm shippers that is being amortized at approximately $1 million annually through March 2008.

Asset Impairments
      We apply the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to account for asset impairments. Under this standard, we evaluate an asset for impairment when events or circumstances indicate that its carrying value may not be recovered. These events include market declines, changes in the manner in which we intend to use an asset, decisions to sell an asset and adverse changes in the legal or business environment such as adverse actions by regulators.

Revenue Recognition
      Our revenues consist primarily of demand and throughput-based transportation services. We recognize demand revenues on firm contracted capacity monthly over the contract period regardless of the amount of capacity that is actually used. For throughput-based services, we record revenues when we complete the delivery of natural gas to the agreed upon delivery point. Revenues are generally based on the thermal quantity of gas delivered or subscribed at a price specified in the contract. We are subject to FERC regulations and, as a result, revenues we collect may be refunded in a final order of a pending rate proceeding or as a result of a rate settlement. We establish reserves for these potential refunds.

Environmental Costs and Other Contingencies
      We record environmental liabilities when our environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. We recognize a current period expense of the liability when the clean-up efforts do not benefit future periods. We capitalize costs that benefit more than one accounting period, except in instances where separate agreements or legal and regulatory guidelines dictate otherwise. Estimates of our liabilities are based on currently available facts, existing technology and presently enacted laws and regulations taking into account the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies’ clean-up experience and data released by the Environmental Protection Agency or other organizations. These estimates are subject to revision in future periods based on actual costs or new circumstances and are included in our balance sheet in other current and long-term liabilities at their undiscounted amounts. We evaluate recoveries from insurance coverage, government sponsored and other programs separately from our liability and, when recovery is assured, we record and report an asset separately from the associated liability in our financial statements.
      We recognize liabilities for other contingencies when we have an exposure that, when fully analyzed, indicates it is both probable that an asset has been impaired or that a liability has been incurred and the amount of impairment or loss can be reasonably estimated. Funds spent to remedy these contingencies are charged against a reserve, if one exists, or expensed. When a range of probable loss can be estimated, we accrue the most likely amount, or at least the minimum of the range of probable loss.

Income Taxes
      We make no provision for income taxes in our financial statements. As a limited partnership, any income taxes resulting from our operations are taxable to our partners.

New Accounting Pronouncements Issued But Not Yet Adopted
      As of December 31, 2004, there were a number of accounting standards and interpretations that had been issued, but not yet adopted by us. Below is a discussion of a significant standard that may impact us.
      Accounting for Pipeline Integrity Costs. In June 2005, the Federal Energy Regulatory Commission (FERC) issued an accounting release that will impact certain costs we incur related to our pipeline integrity programs. This release will require us to expense certain pipeline integrity costs incurred after January 1, 2006 instead of capitalizing them as part of our property, plant and equipment. Although we continue to evaluate the impact that this accounting release will have on our financial statements, we currently estimate that we will be required to expense an additional amount of pipeline integrity costs under the release of approximately $1 million annually.

3. Commitment and Contingency

Enron Bankruptcy
      In December 2001, Enron Corp. and a number of its subsidiaries, including Enron North America Corp. and Enron Power Marketing, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Southern District of New York. Enron North America had transportation contracts on our system. The transportation contracts have now been rejected and we have filed a proof of claim in the amount of approximately $5 million, which included approximately $2 million for amounts due for services provided through the date the contracts were rejected and approximately $3 million for damage claims arising from the rejection of its transportation contracts. We established reserves for all amounts due from Enron through the date the contracts were rejected. Future revenue on these contracts will depend upon our ability to remarket the rejected capacity.

Lease Commitment
      Effective on December 1, 1999, we leased a compressor station under a capital lease from an affiliate, Wyco. The compressor station lease expires November 30, 2029. The total original capitalized cost of the lease was $12 million. The annual provision for depreciation was approximately $0.5 million for each of the years 2004, 2003 and 2002. As of December 31, 2004, we have a net book value of approximately $10 million related to this capital lease.
      Future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 2004 are as follows (in millions):

Year Ending December 31:
2005	$2
2006	2
2007	1
2008	1
2009	1
Thereafter	14

Total minimum lease payments	21

Less: amount representing interest	11

Present value of net minimum lease payments	$10

4. Regulatory Assets and Liabilities
      Below are the details of our regulatory assets and regulatory liabilities at December 31:

Description	2004	2003

	(In millions)
Non-current regulatory assets
Grossed-up deferred taxes on capitalized funds used during construction(1)	$3	$3
Under-collected deferred income taxes	1	1

Total non-current regulatory assets(2)	$4	$4

Non-current regulatory liabilities
Over-collected fuel obligation	$11	$5
Excess deferred income taxes	2	3

Total non-current regulatory liabilities(2)	$13	$8

(1)	This amount is not included in our rate base on which we earn a current return.
(2)	Amounts are included as other non-current assets and other current and non-current liabilities in our balance sheet.

5.	Note Payable and Credit Facility

Note Payable
      We have a project financing note with a group of banks that matures in May 2007. The note has a variable interest rate based on three pricing options, (i) a Prime rate, (ii) a Federal Funds rate plus 1/2 of 1% or (iii) a Libor rate plus 0.875%. The weighted average interest rate was approximately 2.3% at December 31, 2004 and 2.1% at December 31, 2003. The borrowings are being repaid out of revenues from operations and the note is collateralized by service agreements with the firm transportation companies, including our affiliate CIG.
      Aggregate maturities of the principal amounts of the note payable for the next 3 years are as follows (in millions):

2005	$11
2006	11
2007	8

Total note, including current maturities	$30

      The loan agreement governing our project finance note contains covenants restricting, among other things, our ability to incur additional indebtedness and distributions of earnings to WIC’s partners. All of WIC’s partners’ capital was available for distribution to its partners at December 31, 2004 and 2003.

Credit Facility
      In November 2004, El Paso replaced its $3 billion revolving credit facility, which would have matured on June 30, 2005. The new $3 billion credit agreement consists of a $1.25 billion term loan facility, a $750 million revolving credit facility and a $1 billion letter of credit facility. The letter of credit facility provides El Paso the ability to issue letters of credit or borrow any unused capacity as revolving loans. We are not a designated borrower or liable for amounts under the $3 billion credit agreement; however, the credit agreement is secured by El Paso’s equity investment in us and other El Paso equity interests. If El Paso’s lenders under the $3 billion credit agreement were to exercise to their right to this collateral our ownership could change.
      Based upon a review of the covenants contained in the loan agreement for our project finance note, we believe that a default on El Paso’s $3 billion credit agreement would not result in an event of default under our project finance loan agreement.

6.	Related Party Transactions

Related Party Transactions
      Cash Management Program. We participate in El Paso’s cash management program which matches short-term cash surpluses and needs of its participating affiliates, thus minimizing total borrowing from outside sources. As of December 31, 2004 and 2003, we had cash pool and related settlement payables to affiliates of $64 million and $83 million respectively. The 2004 and 2003 interest rates at December 31 were 2.0% and 2.8%, respectively. Interest expense paid under this program was $2 million for 2004 and for 2003. All amounts are payable upon demand.
      Affiliate Receivables and Payables. At December 31, 2004 and 2003 we had other accounts receivable from affiliates of $2 million. In addition, we have accounts payable to affiliates of $4 million and $1 million at December 31, 2004 and December 31, 2003, respectively. These balances arose in the normal course of business as well as natural gas imbalances, transportation deposits and capital projects.

      Affiliate Revenues and Expenses. Revenues related to the transportation of natural gas for affiliates were approximately $10 million in 2004, $12 million in 2003 and $11 million in 2002.
      CIG allocates a portion of its general and administrative expenses to us. Included in CIG allocated expenses are a portion of El Paso general and administrative expenses and El Paso Natural Gas Company and Tennessee Gas Pipeline Company allocated payroll and other expenses. The allocation is based on reasonable contractual levels for the services provided, including operational, financial, accounting and administrative services. These services amounted to approximately $10 million for 2004, $9 million for 2003 and $8 million for 2002.
      As described in Note 3, we lease a compressor station from Wyco Development, LLC, an affiliate. We paid approximately $2 million in 2004, 2003 and 2002 under this lease.

7.	Transactions with Major Customers
      The following table shows revenues from our major customers for each of the three years ended December 31:

	2004	2003	2002

Williams Power Company	$14	$15	$12
Western Gas Resources Inc.	10	10	9
Cantera Gas Company	10	9	—
Colorado Interstate Gas Company	9	9	9
CMS Field Services, Inc.	—	—	8

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ JAMES J. CLEARY

James J. Cleary
Chairman of the Board and President
(Principal Executive Officer)
Date: December 15, 2005